EXHIBIT 99.2


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY




     NORTH FORK BANCORPORATION, INC.,     )
     A Delaware Corporation,              )
                                          )
                                          )
                    Plaintiff,            )
                                          )
               v.                         )     C.A. No. 18147
                                          )
     LAWRENCE J. TOAL, et. al.,           )
                                          )
                    Defendants.           )
------------------------------------------)
                                          )
                                          )
     ROBERT COLEMAN, et. al.,             )
                                          )
                    Plaintiff,            )
                                          )
               v.                         )     C.A. No. 18165
                                          )
     DIME BANCORP, INC., et. al.,         )
                                          )
                    Defendants.           )



                               MEMORANDUM OPINION

                        Date Submitted: October 16, 2000
                        Date Decided: November 8, 2000


     Edward P. Welch, Esquire (argued), SKADDEN, ARPS, SLATE, MEAGHER & FLOM, Wilmington, Delaware, Jay B. Kasner, Esquire, William S. Rubenstein, Esquire, SKADDEN, ARPS, SLATE, MEAGHER & FLOM, New York, New York, Attorneys for North Fork Bancorporation, Inc.

     Jesse A. Finkelstein, Esquire, Daniel A. Dreisbach, Esquire, RICHARDS, LAYTON & FINGER, Wilmington, Delaware, John L. Hardiman (argued), Mitchell
     S. Eitel, Esquire, SULLIVAN & CROMWELL, New York, New York, Attorneys for Dime Bancorp, Inc.

     Joseph A. Rosenthal, Esquire (argued), ROSENTHAL, MONTHAIT, GROSS & GODDESS, Wilmington. Delaware, Gregory M. Castaldo, Esquire, SCHIFFRIN & BARROWAY, Bala Cynwyd, Pennsylvania, Attorneys for Shareholder Plaintiffs.


     LAMB, VICE CHANCELLOR

                                 I. INTRODUCTION

          On July 14, 2000, Dime Bancorp, Inc. ("Dime") held its 2000 Annual Meeting to elect five of sixteen directors. To approve their election, Dime's bylaws require the affirmative vote of a majority of the voting power present at the meeting, not merely a plurality of the votes cast, as is more usually the case.

          The Dime Board of Directors proposed five sitting directors as nominees for election and solicited proxies in their favor. North Fork Bancorporation, Inc. ("North Fork") solicited proxies against the incumbent slate's re-election but did not propose its own slate in opposition. Both Dime and North Fork used proxy cards that (with minor differences in wording) allowed stockholders to vote "for" the election of the nominees or to vote to "withhold authority" for the election of all or some of Dime's nominees.1

          The independent inspectors of election reported that there was a quorum present at the meeting and that "the votes cast for the persons nominated for Director" were (with slight variations among them) 23,800,000 "in favor" and 55,200,000 "withheld." They did not state a conclusion as to the legal effect of the vote. Dime argues that its nominees were re-elected. North Fork argues that they were not and, thus, are mere holdovers.

          ----------------------

          1 Although the proxy carde use language suggesting that shares were being "voted," in fact, the card creates an agency relationship between the stockholder and the named proxy.

          The issue for decision is whether to count proxy cards marked "withhold authority" as representing "voting power present" for the purpose of determining whether Dime's nominees received the requisite majority vote. This issue is facially similar to one addressed in the 1988 decision of the Delaware Supreme Court in Berlin v. Emerald Partners. If the ineluctable teaching of Berlin is that the proxy cards marked "withhold authority" simply do not count as "voting power present," Dime's nominees won re-election. Indeed, under that scenario, they could not have failed to win a majority of the "voting power present" because the only shares "present" would have been those voted in their favor. By contrast, if the "withhold authority" proxy cards (representing 70 percent of the proxy cards submitted by Dime stockholders) are counted, the outcome of the election is otherwise and the five Dime directors are holdovers.

          Does Berlin stand for the proposition that a proxy holder is without power to vote shares on the issue of the election of directors where the form of proxy representing those shares (i) generally grants voting power, but (ii) specifically withholds authority to vote for the election of a slate of directors? I conclude that Berlin does not and, thus, refuse to disenfranchise the 70 percent of Dime stockholders who expressed a preference in this election. Even though the

    ----------------------

          2 Del. Supr., 552 A.2d 482 (1988). Berlin holds that shares are not "voting power present" where the stockholder is represented at a meeting by a limited proxy but "does not empower" that person "to vote on a particular proposal." Id. at 493.

     proxy cards they signed withheld authority from the named proxy holders to vote "for" Dime's nominees, those cards empowered them to vote "against" Dime's slate, to vote "abstain," to vote "withhold authority," or simply not to vote at all. This fact critically distinguishes Berlitz, in which the cards at issue were interpreted to "not empower [the] holder[s] to vote" at all on the issue in question.


                             II. FACTUAL BACKGROUND

     A.   PRE-PROXY SOLICITATION

          Dime and North Fork discussed the possibility of merger in the past3 and, in connection with those discussions, agreed to a mutual, 18-month standstill that expired on February 2000.4 North Fork's interest in Dime did not abate during the term of that agreement, and, in March 2000, North Fork initiated an unsolicited tender offer for Dime's stock intended to disrupt Dime's then proposed merger with Hudson United Bancorp. Dime's shareholders rejected the


     --------------------------------

          3 North Fork, a Delaware corporation, is the parent company of North Fork Bank, a banking operation in the New York metropolitan area. Dime is also a Delaware corporation and the parent company of The Dime Savings Bank of New York, FSB, a federal savings bank.

          4 The standstill agreement reads in relevant part:

               North Fork agrees that, for a period of eighteen months from the date of this Agreement, without the prior approval of Dime, North Fork shall not, directly or indirectly, ...(iv) solicit, or become a member of a group with respect to the solicitation of proxies or consents in respect of shares of Dime's voting securities, or (v) otherwise seek to influence or control the management or policies of Dime or any of its Affiliates or to propose any of the foregoing.

     Hudson-Dime merger. But their response to North Fork's tender offer was also lackluster, and that offer has now been abandoned.

          Pursuant to Dime's bylaws, the deadline for nominating candidates for election as director at Dime's 2000 Annual Meeting was January 31, 2000, 18 days before the end of the standstill agreement. Instead of running an opposing slate against Dime's incumbent slate,5 North Fork chose to stage a proxy contest against the re-election incumbent class of directors.

     B.   THE PROXY MATERIALS

          Of particular concern in this case is the wording on both North Fork's and Dime's proxy cards. The form of both proxy cards is controlled by Rule 14a-4,6 adopted by the United States Securities and Exchange Commission pursuant to Section 14(a) of the Securities and Exchange Act of 1934.7 For all matters other than the election of directors, Rule 14a-4(b)(1) requires that the form of proxy provide stockholders with a means to choose between "approval or disapproval of, or abstention with respect to each separate matter... to be acted upon." Because directors are typically elected by a plurality vote in which votes against their election are ineffective, Rule 14a-4(b)(2) provides a different rule in the

          --------------------------------
          5 Dime's incumbent slate was comprised on J. Barclay Collins II, James
     P. Fulton, Virginia M. Kopp, Sally Hernandez-Pinero, and Lawrence J. Toal. 6 17 C.F.R. Section 240.14-a(4).
          7 15 U.S.C. Section 78n-l.

     case of the election of directors. That rule speaks in terms of "grant[ing] authority to vote for" and "withhold[ing] authority to vote for" the nominees.

          North Fork and Dime took slightly different approaches to satisfying the requirements of Rule 14a-4(b)(2). Their forms of proxy card both begin by appointing certain individuals as proxies, and both cards grant the named proxies the power to vote at the 2000 Annual Meeting all of the shares of common stock held as of the record date by the person executing the card. On both cards, the election of directors is also the only substantive proposal. On the North Fork card, the proposal to elect directors is presented as follows:

--------------------------------------------------------------------------------
     [       ] WITHHOLD AUTHORITY to vote for all nominees listed below

     [       ] FOR all nominees listed below (except as indicated)



--------------------------------------------------------------------------------
     J. Barclay Collins II         James F. Fulton         Virginia M. Kopp
               Sally Hernandez-Pinero             Lawrence Toal

     (IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)
--------------------------------------------------------------------------------

     North Fork recommended that Dime shareholders check the box marked "WITHHOLD AUTHORITY to vote for all nominees listed below" on its card, and not the box marked "FOR all nominees listed below (except as indicated)."

          Dime took a different approach. Notably, the front of the Dime card instructed the stockholders that "Your vote for or against the election of the entire slate of nominees for director may be indicated on the reverse side"

     (emphasis added). The reverse side then presented the election proposal as follows:

--------------------------------------------------------------------------------

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

     1. Election of Directors (vote regarding the entire state)


     Nominees:  J. Barclay Collins II, James F. Fulton,
     Virginia M. Kopp, Sally Hernandez-Pinero and
     Lawrence J. Toal

[     ]  FOR ALL NOMINEES

[     ]  WITHHELD FROM ALL NOMINEES


 [       ] -------------------------------
           For all nominees except as noted above
--------------------------------------------------------------------------------

          Dime, of course, recommended that its stockholders mark the box voting "for all nominees."

          Both Dime and North Fork also disclosed (as required by Item 21 of
     Schedule 14A8) information about the vote required for the election of directors. Dime stated tersely:

          Approval of the election of directors requires the affirmative vote of a majority of the shares of Dime common stock that has voting power present, in person or by proxy, at the annual meeting. Abstentions and broker non-votes will be counted as being present at the annual meeting and will have the same effect as votes against each of the proposals.

          Dime's proxy materials did not explicitly address whether or not the shares voted on the Dime card by marking the "withhold authority" box would

     -------------------------------------
     8  17 C.F.R. Section 249.E.

     be deemed "voting power present," although Dime now argues that they were not. Moreover, the Dime proxy materials made reference to the likelihood that North Fork would engage in a solicitation of "withhold authority" votes, but did not adequately disclose Dime's view about the effect of such a solicitation. Rather, it disclosed that "[e]ven if North Fork . . . obtains a substantial number of proxies, Dime's director nominees will continue to serve as directors." This statement is ambiguous because it fails to state whether those directors would be reelected, or "continue to serve" merely as holdover directors subject to reelection at the next annual meeting (or special meeting called for that purpose).

          North Fork's proxy materials contained a series of questions and answers that convey its view that shares voted by checking the "withhold authority" box on its proxy card "will not count towards the total number of shares voted in favor of" reelecting Dime's nominees. This at least implied, as North Fork now argues, that shares represented by proxy cards marked "withhold authority" would be counted as "voting power present" for purpose of the election. North Fork's proxy statement also disclosed its view that "[b]ased on information contained in the Dime Proxy Statement, abstentions and broker non-votes will be counted as being present at the Annual Meeting and will have the same effect as votes to withhold authority for Dime's director nominees and votes against any other proposal properly brought before the Annual Meeting."

     C.   THE SHAREHOLDER VOTE AND AFTERMATH

          At Dime's 2000 Annual Meeting, approximately 71 percent of the shares were represented in person or by proxy, satisfying the quorum requirement. Approximately 28.08 percent checked the "for" box on the Dime proxy card, while 2.03 percent checked the "for" box on the North Fork proxy card. Shares representing 23.72 percent checked the "withhold authority" box on Dime's card, and 46.17 percent checked the "withhold authority" box on North Fork's card.9

          After the independent inspector of election reported the results, Dime announced its belief that "under its charter and by-laws these directors will not need to be proposed again for re-election until its 2003 annual meeting," although it acknowledged that the issue was the subject of litigation. North Fork expressed the contrary view that the Dime slate of nominees had been defeated. On August 10, 2000, North Fork sent a letter to the Dime board of directors asking that a special meeting be called to elect directors to replace Dime's holdover directors. Dime rejected North Fork's request. Thereafter, both North Fork and Dime shareholders brought these actions pursuant to Section 225 of the Delaware General Corporation Law, to determine the outcome of the election.

     ---------------------------------

          9 These numbers are an average of the number of votes cast for the five directors.

                               III. LEGAL ANALYSIS

          North Fork and Dime have cross-moved for summary judgment. Summary judgment is appropriate where there are no questions of material fact and a party is entitled to judgment as a matter of law."10 Importantly, "the existence of cross-motions for summary judgment does not act per se as a concession that there is an absence of factual issues."11 Here, however, there is no factual dispute that would preclude the entry of summary judgment.

     A.   THE DELAWARE SUPREME COURT'S HOLDING IN BERLIN

          The critical question is whether or not proxy cards marked to vote "withhold authority" on the issue of electing directors (where the choice presented was voting "for" or voting "withhold authority") are "voting power present" under the Delaware Supreme Court's holding in Berlin. Berlin stands for the proposition that whether or not shares represented by a proxy are "voting power present" on a proposal is determined solely by reference to the power the stockholder gives the proxy holder. Thus, where a proxy holder has no power to vote on a proposal, the shares are not "entitled to vote on the subject matter" and are not "voting power present" Relying on Berlin, Dime argues that all of the proxy cards on which the stockholders checked the "withhold authority" box

     ----------------------------------------

          10 Ct. Ch. R. 56.

          11 United Vanguard Fund, Inc. v. TakeCare, Inc., Del. Supr., 693 A.2d 1076, 1079 (1997).

     should be understood to grant no voting power at all on the election issue. Thus, Dime contends that its slate of nominees was reelected because, in effect, they received the affirmative vote of a majority of the "voting power present."12

          In Berlin, the Delaware Supreme Court addressed the question whether a class of proxy cards known as "broker non-votes" were "voting power present" for the purpose of deciding two matters associated with a meeting of stockholders: first, whether a quorum was present; and second, whether a merger proposal had received the requisite vote. These issues prompted the Court to comment on both the narrow issues relating to the particular characteristics of a "broker non-vote" and the broader issues of agency law underlying the proxy relationship.

          Generally speaking, a broker "non[-]vote occurs when a registered broker-dealer holding securities in street name has not received voting instructions from the customer, the beneficial owner of such securities, and therefore is barred by [exchange rules] from exercising discretionary authority to vote on any 'nonroutine' or controversial matters."13 As Justice Holland further explained in Berlin, the governing exchange rules "provide that where a proxy

     ---------------------------

          12 As previously noted, the situation here is atypical due to Dime's bylaw that requires a majority vote to elect directors. Typically, directors of Delaware corporations are elected by a plurality of voting power present at a meeting in person or represented by proxy. See 8 Del. C. 216(3).

          13 Aranow & Einhorn on Proxy Contests for Corporate Control, Randall
     S. Thomas and Catherine I. Dixon, 6.04[B][19] n.336 (3d ed. 1999).

     form contains both discretionary and nondiscretionary proposals, the broker may vote, or give a proxy to vote, in the absence of instructions from the beneficial owner if the broker physically crosses out those portions where it does not have discretion."14 In Berlin, brokers did not have discretionary authority to vote on the merger proposal but could give a proxy or vote on the proposal to amend the certificate of incorporation, which was presented on the same card. And brokers voting on the proposal to amend the certificate of incorporation delivered a sizeable number of proxy cards but physically crossed out the merger proposal on the cards.

          The Delaware Supreme Court held that, under 8 Del.C. Section 216, the broker non-votes counted towards meeting the quorum requirement because the shares represented by those proxies were "present" at the meeting, yet did not count as "voting power present" for purposes of the merger proposal because those same shares were not "entitled to vote on the subject matter" of that proposal. On the latter point the Court made the following observation:

          [W]here a proposal is nondiscretionary and the broker or fiduciary record holder receives no instructions from the beneficial owner, voting power on that proposal has been withheld. The shares represented by a limited proxy cannot be considered as part of the voting power present on a nondiscretionary proposal from which power has been withheld by crossing it out or otherwise.15

     ----------------------------

          14  Del. Supr., 552 A.2d at 494 (emphasis added).

          15 Id. Interestingly, this passage deals with both the withholding of authority from the broker and the withholding of authority by the broker. The interplay of these different concepts

          Broker non-votes are not an issue in this case. Nor is there any other contention that the persons submitting the proxy cards at issue (whether broker/dealers or not) lacked the authority, as a matter of both federal and Delaware law, to vote the shares represented thereby. Moreover, there is no suggestion that the election proposal was physically crossed out on any of the cards. Rather, the cards in question were marked to "vote" either "Withhold Authority to Vote for all nominees listed below" or "Withheld From All Nominees." Under these circumstances, I cannot conclude that the Court's holding in Berlin dictates the results that Dime seeks.

          Dime, however, urges me to read the Supreme Court's holding more broadly, arguing that limiting Berlin's holding to broker non-vote cases "would render meaningless the Court's discussion of the choice to execute a limited proxy." Dime points out that the Court addressed "the reasons why a limited proxy withholding authority is not 'voting power present' before even discussing the specifics of broker non-votes." Dime particularly seizes upon language in Berlin which states:

          A stockholder who is present in person or represented at a meeting by a general proxy, is present for quorum purposes and is also

     -----------------------------------------

     is complicated by the tension between state law (which recognizes the exclusive power of record holders to vote) and federal law (which seeks to limit the power of record holders to vote in certain situations unless they are affirmatively authorized to do so by the beneficial owners of the shares).

          voting power present on all matters. However, if the stockholder is represented by a limited proxy and does not empower its holder to vote on a particular proposal, then the shares represented by that proxy cannot be considered as part of the voting power present with respect to that proposal.16

     Dime argues that, because the proxy cards at issue here created a "limited" agency relationship and "withheld" authority from the holder to vote for Dime's nominees, the shares represented by those proxies were not "voting power present."

          This court must, of course, give broad scope to the decision of the Supreme Court in Berlin. Nevertheless, that decision does not support the awkward result Dime urges. It is no doubt true that the "withhold authority" proxy cards at issue created a "limited" proxy relationship, in the sense that the named proxies could not, for example, vote in favor of the election of the Dime slate of directors. In that broad sense, the proxies are similar in nature to those in Berlin. Nevertheless, as previously discussed, the proxies at issue in Berlin were found to be "limited" in the sense that the record holder had "receive[d] no instructions from the beneficial owner, [and, thus,] voting power on th[e] proposal ha[d] been withheld."17

     ---------------------------------------

          16 552 A.2d at 493.
          17 Id. at 494.

          Obviously, the mere usage of the term "limited proxy" in Berlin does not mean that all limitations on the power of a proxy holder to vote with respect to a proposal can be equated to the absence of any instructions about voting or that the presence of any limitation will necessarily mean that the shares represented by such a"limited" proxy are not "voting power present" for purposes of that proposal. This would lead to the absurd result that even a "limited" proxy instructing a vote "for" or "against" a proposal would not count as part of the "voting power present" on the proposal. Instead, I read Berlin's reference to a "limited proxy" to refer to those situations where the proxy holder is not given any authority at all to vote on the issue. Thus, I turn to the language of the proxy cards to ascertain the scope of the voting power granted or withheld.

     B. THE PLAIN LANGUAGE OF THE PROXY VOTES

          "A proxy [card] is evidence of an agent's authority to vote shares owned by another."18 Therefore, to determine the extent of this grant of authority to the proxy holders, one must look to the language on both the Dime and the North Fork proxy cards to determine the nature and extent of the agency relationship

     -----------------------------

          18 Eliason v. Englehart, Del. Supr., 733 A.2d 944, 946(1999). See also Duffy v. Loft, Del. Ch., 151 A. 223, 227 (1930), aff'd Del. Supr., 152 A.
     849 (1930)(stating that "the paper writing which we call a proxy is nothing more than evidence of a relationship. It is not the relationship. It simply testifies that A. has constituted B. his agent to act for him in a vicarious capacity"); "A proxy is a person, i.e., an agent empowered by the stockholder to cast votes on his behalf" 2 Delaware Corporation Law and Practice, David A. Drexler, et al., Section 25.09 (1999); "A proxy to vote shares of stock is an authority given by the holder of the stock who has the right to vote it to another to exercise his voting rights." 18A Am. Jur. 2d Section 1069 (1985).

     created.19 In order for the rationale of Berlin to apply, that relationship must be so limited as to withhold from the named proxies any power to vote in the election of directors.

     1.   North Fork's proxy Cards

          As mentioned, North Fork's form of proxy card contained a general grant of voting power, authorizing the proxy holder to vote all shares held as of the record date by the person executing the card. North Fork's card offered two boxes to check: 1) "withhold authority to vote for all nominees listed below" and 2) "for all nominees listed below (except as indicated)." North Fork asserts that Dime shareholders who checked the "withhold authority" box on the North Fork card "specifically instructed and empowered the proxy holder to take action - i.e., to vote to 'withhold authority' for the re-election of the Incumbent Slate - at the annual meeting." Therefore, these votes should be counted as "voting power present."20

          It is admittedly awkward to think in terms of casting a vote either "for" or to "withhold authority" for the election of a person. Nevertheless, that is how

     ---------------------------------

          19 [E]ven as to record owners, the administrative need for expedition and certainty are such that judges of election (and reviewing courts absent fraud or bread of duty) are not to inquire into their intention except as expressed on the face of the proxy, consent, or other 'ballot.'" Blasius Industries, Inc. v. Atlas Corp., Del. Ch., 564 A.2d 651 (1988).

          20 The fact that the independent inspectors of the board election determined that these "withhold authority" votes were votes "cast" and that the proxy holders were empowered to vote on any discretionary matters further evidences this interpretation, according to North Fork.

     the inspectors of elections reported the results of the Dime vote. It is also how Dime drew the ballot that was given to persons who voted in person at the meeting. Thus, North Fork's argument is not unpersuasive, although it would be easier to accept if its card had read "vote to withhold authority" instead of "withhold authority to vote."

          In my view the better reading of the North Fork proxy card, as a matter of agency law, is that shareholders checking the "withhold authority" box on North Fork's cards first granted their appointed proxies full voting power but then withheld from them authority to vote for Dime's nominees. They did not, however, limit the ability of those proxy holders to vote against the nominees, to abstain from voting, or to "vote to withhold authority" which is how Dime and its inspectors of election actually tallied the votes. This distinction bears critically on Dime's reliance on Berlin. In particular, whereas the broker non-votes in Berlin withheld authority in its entirety on the proposal at issue, the "withhold authority to vote for" proxies in the present controversy were merely limitations on how the proxy holder could exercise authority in voting on the election proposal. Because not all voting power was withheld, the right to vote these shares in the board election could be exercised by the appointed proxies, and these "withhold authority" proxy votes must be counted as "voting power present" on the election proposal.

          This interpretation is both consistent with and necessary to give full effect to SEC regulations governing the solicitation of proxies. In particular, Rule 14a-4(b)(2) requires that all proxy cards providing for the election of directors "provide a means for security holders to withhold authority to vote for each nominee." SEC Release No. 16356 discusses the reasoning behind the 1979 amendments to Regulation 14A and Schedule 14A of the Securities Exchange Act that introduced Rule 14a-4 in its modern form. Recognizing that "shareholder participation, quantitatively and qualitatively, might increase if the opportunities for such participation were made more meaningful,"21 the SEC at first proposed the mandatory inclusion of an "against" vote option on election proxy cards. After the comment period, the SEC reported, however, that:

          A number of legal commentators questioned the treatment of an "against" vote under state law, most arguing that it normally would have no effect in an election. They also expressed concern that shareholders might be misled into thinking that their against votes would have an effect when, as a matter of substantive law, such is not the case since such votes are treated simply as abstentions.22

     But the SEC wanted to provide stockholders with a means of expressing dissent beyond merely abstaining. So it adopted by rule the concept of "withhold

     --------------------------------------------

          21 Shareholder Communications, Shareholder Participation in the Corporate Electoral Process and Corporate Governance Generally, Exchange Act Release No. 34,16356 [1979-1980 Transfer Binder) Fed. Sec. L. Rep.(CCH) paragraph 82,358, 1979 WL 17411 (S.E.C.) at *3 (Nov. 21, 1979).

          22 Id. at *4 (emphasis added).

     authority to vote for" as a form of voting and required its inclusion on proxy cards pertaining to elections.23

          An interpretation of that form of words leading to the conclusion that proxies marked "withhold authority to vote for" are legal nullities would plainly run counter to this scheme of federal regulation and should be avoided. Here, I have no difficulty concluding that such proxies have legal effect, as they reflect a grant of voting power to the appointed proxies; for these reason, they must be counted as "voting power present" on the election proposal.

          2. Dime's Proxy Cards

          Dime's cards are not material to the outcome of the election because North Fork received more "withhold authority" cards on its form of proxy than there were "for" cards in total. Taking the total number of "for" votes on both the Dime and the North Fork proxy cards (28.8 percent + 2.03 percent = 30.83 percent of the vote), and the total number of "withhold authority" North Fork proxy cards (46.17 percent of the vote), Dime's incumbent slate would not have a majority of the "voting power present." Therefore, even accepting Dime's

     --------------------------------------------

          23 Because most corporate votes typically require a plurality (and not a majority as was required by Dime's bylaws) the commentators' concern was well-founded. The possibility of voting "against" a slate running for election would connote the possibility of defeating the slate. Typically, however, a slate running unopposed need only to receive a plurality of the vote (i.e., the unopposed slate needs only receive one favorable vote to win). Rather than mandating the inclusion of an "against" vote on proxy cards which could lead to further shareholder cynicism, the SEC compromised, offering shareholders the opportunity to express dissatisfaction by withholding authority to vote for all or specific nominees.

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

     argument with respect to the Dime proxy card, Dime's incumbent slate lost the election. Nevertheless, I will consider whether Dime's form of proxy requires a different treatment that North Fork's.

          Dime's proxy card offered three choices: 1) "for all nominees except as noted above," 2) "for all nominees," and 3) "withheld from all nominees." Even though the Dime's "withhold authority" language differs from North Fork's(North Fork states "withhold authority to vote for"), I find that there is no materially different agency relationship created by this card than by the North Fork card.

          First, I point out the language on the front of Dime's proxy card which states, "Your vote for or against the election of the entire slate of nominees for director may be indicated on the reverse side." Dime's shareholders were entitled to rely on the plain language on the card: a vote on the reverse of the card would either be "for" or "against." This is substantial evidence that shareholders checking the "withhold authority" on the back of the Dime proxy cards (the only choice offered other than "for") reasonably believed that they were voting their shares or authorizing their appointed proxies to vote those shares against Dime's slate. It is disingenuous for Dime now to argue that its own stockholders who completed its form of proxy by checking the "withhold

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

     authority" box were neither "voting" against or even instructing their appointed proxies not to vote for Dime's nominees.

          Second, my review of the Dime proxy card as a whole leads me to conclude that the "withheld from all nominees" box on the Dime proxy card only limited the agency relationship between the stockholder and the appointed proxy to the same extent as did the "withhold authority to vote for all nominees" box on the North Fork card. That is, stockholders checking that box did not withhold all authority to vote in the election of directors, but only authority to vote for Dime's slate of nominees. This conclusion is predicated on the form of words used by Dime. The phrase "withheld from all nominees" naturally suggests that the vote is being withheld from the slate of nominees, not that the power to vote at all on the issue is being withheld from the appointed proxy. It is also based on the Dime card's repeated use of the word "vote" in reference to any of the choices presented on the reverse side. Voting to withhold authority from Dime's nominees is entirely inconsistent with the notion that the shares voted do not count at all on the election issue.

          This conclusion is buttressed by reference to Rule 14a-4(b)(2) which, as previously mentioned, governs the content of all the cards. Pertinently, that rule requires that Dime's card "clearly provide... means for security holders to withhold authority to vote for each nominee." The rule also states that if the card provides a means "to grant authority to vote for the nominees" as a group,

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


     it must provide a similar means for security holders "to withhold authority to vote for such group of nominees." Read in light of this rule, it is apparent that the "withheld from all nominees" box on Dime's proxy card must be taken to mean "withhold authority for such groups of nominees." This is effectively the same thing as the "withhold authority for all nominees" box on the North Fork card. This result is hardly surprising, since both proxy cards in question were subject to the same SEC rules and regulations.

     C.   APPROPRIATE REMEDY

          Because I find that Dime's nominees were not re-elected, they continue to be in office as holdovers and have a right to remain in office only until their successors have been elected and qualified.24 Thus, I must determine whether, as North Fork argues, there should be an immediate, court-ordered election to fill those five seats or whether, instead, it is sufficient that those seats, along with the seats of those other Dime directors whose terms will expire in 2001, should be filled at Dime's 2001 Annual Meeting.25 The issue involved is not one of power, but of discretion. Under 8 Del. C. Section 225(a),"[T]he Court of Chancery may hear and determine the validity of any election of any director." And "[i]n

     -------------------------------

          24 See 8 Del. C. Section 141(b).

          25 I reject any suggestion that the five holdover directors should stay in office for an additional 3-year term. To hold otherwise would be inconsistent with the conclusion that they were not elected at the 2000 Meeting.

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

     case it should be determined that no valid election has been held, the Court of Chancery may order an election to be held in accordance with
     Section 211 or 215 of this title" (emphasis added). Dime argues that the reference in language quoted to Section 211 suggests that North Fork must also prove a right to relief under that section for a new election to be an available remedy. I reject this contention. Rather, I take the reference to
     Section 211 to mean only that in exercising such power as is conferred by
     Section 225, 1 should consider the practical issues addressed by subsection
     (c) of that section, such as time and place, record date, and form of notice.

          Nevertheless, neither the circumstances of this matter nor North Fork's arguments have convinced me that it is necessary or appropriate to call an election in advance of the 2001 Annual Meeting. First, I note that more than three mouths passed from the date of the Dime meeting and the date of argument on this motion. If there had been some real urgency involved, the matter could have been presented for decision much more quickly. Second, even if this court were to order a new election, a number of months would pass before it could be held. By then, only a short while would remain before the time for the 2001 Annual Meeting, making it a wasteful exercise to order a special meeting. Finally, I take note that North Fork has never named an opposition slate. Unless and until one is named, there is no possibility that a new election would result in a different outcome.

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

                                 IV. CONCLUSION

          For all of these reasons, I conclude that Dime's nominees for election as directors at its 2000 Annual Meeting of Stockholders were not re-elected and that, at the 2001 Dime Annual Meeting, the seats of those Dime directors whose terms expired in both 2000 and 2001 shall be filled.



                                   ------------------------
                                   Vice Chancellor



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